                                                                   EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-35271 of Western Bancorp (formerly Monarch Bancorp) on Form S-4 of our report dated January 19, 1996, appearing in this Current Report on Form 8-K of Western Bancorp, on the statement of condition of Santa Monica Bank as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995.


                                        Deloitte & Touche LLP


Los Angeles, California

October 2, 1997